UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2013

MILLENNIAL MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-35478	20-5087192
(Commission File No.)	(IRS Employer Identification No.)

2400 Boston Street, Suite 201

Baltimore, MD 21224

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (410) 522-8705

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Compensation for Mollie Spilman

On February 26, 2013, the Compensation Committee of Millennial Media, Inc. (the “Company”) approved, effective March 1, 2013, an increase in compensation for Mollie Spilman, the Company’s Executive Vice President, North America. Ms. Spilman’s base salary was increased from $240,000 to $400,000 and her annual bonus target was increased from 60% of her base salary to 75% of her base salary.  Additionally, the Company’s Compensation Committee approved a grant to Ms. Spilman of options to purchase 500,000 shares of the Company’s common stock at an exercise price of $9.11 per share.  The award vests over a four-year period, beginning on March 1, 2013, with ¼ of the award vesting on March 1, 2014 and the remainder of the award vesting ratably thereafter until the award is fully vested on March 1, 2017, subject to Ms. Spilman’s continuous employment through each vesting date.  This award expires on February 26, 2023 and contains other standard terms and conditions, including acceleration of vesting upon certain triggers including a change of control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2013	MILLENNIAL MEDIA, INC.

	By:	/s/ Ho Shin
Ho Shin
General Counsel, Chief Privacy Officer and Secretary